UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 11, 2019, Kraft Heinz Foods Company (the “Issuer”), a 100% owned subsidiary of The Kraft Heinz Company (“Kraft Heinz”) commenced a tender offer (the “Tender Offer”) to purchase, for cash, up to a maximum combined aggregate purchase price of $1.0 billion, excluding accrued and unpaid interest, of its outstanding 3.500% senior notes due June 2022, 3.500% senior notes due July 2022, 4.000% senior notes due 2023 and 4.875% second lien senior secured notes due 2025 (the “Maximum Tender Amount”) as described in the Company’s Offer to Purchase, dated September 11, 2019 (the “Offer to Purchase”). The purchase in the Tender Offer of the Tender Amount is conditioned upon the Issuer’s completion of the Offering (as defined below) on terms and conditions satisfactory to Kraft Heinz. A copy of the press release relating to the commencement of the Tender Offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

The Issuer also issued a supplement (the “Supplement”) to the Offer to Purchase to amend the previously announced Maximum Tender Amount to increase the combined aggregate purchase price to $2.5 billion. Except for the changes described in the Supplement, all other terms of the Tender Offer remain the same and the Supplement should be read in conjunction with the Offer to Purchase. A copy of the press release relating to the increase of the Maximum Tender Amount is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein in its entirety.

The Issuer also issued a notice of conditional partial redemption providing for the redemption of $500 million aggregate principal amount of its outstanding 2.800% senior notes due 2020 (the “Redemption”). The Redemption is also conditioned upon the Issuer’s completion of the Offering.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Sale of Notes

On September 11, 2019, the Issuer entered into a purchase agreement, dated September 11, 2019, with Kraft Heinz and the initial purchasers named therein (the “Initial Purchasers”), in connection with the sale by the Issuer of $1.0 billion aggregate principal amount of its 3.750% notes due 2030, $500 million aggregate principal amount of its 4.625% notes due 2039 and $1.5 billion aggregate principal amount of its 4.875% notes due 2049 (collectively, the “Notes”) in a private offering (the “Offering”). The Offering is expected to be completed on or about September 25, 2019, subject to customary closing conditions. The Notes will be guaranteed by Kraft Heinz. The Issuer and Kraft Heinz expect to enter into a registration rights agreement with respect to the Notes on the expected closing date of the Offering.

Kraft Heinz intends to use the proceeds from the Offering, after deducting the Initial Purchaser discounts and related fees and expenses, together with cash on hand, (i) to fund the Tender Offer and to pay fees and expenses in connection therewith and (ii) to fund the Redemption.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release of The Kraft Heinz Company, dated September 11, 2019 (Launch of Cash Tender Offer).

99.2	Press release of The Kraft Heinz Company, dated September 11, 2019 (Upsize of Cash Tender Offer).

104	The cover page from The Kraft Heinz Company’s Current Report on Form 8-K dated September 11, 2019, formatted in iXBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: September 11, 2019	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

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